Exhibit 23.1


                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 2, 2000, relating to the financial statements of Leggett & Platt, Incorporated, which appears in Leggett & Platt, Incorporated's Annual Report on Form 10-K for the year ended December 31, 1999.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

St. Louis, Missouri
September 1, 2000